PRUCO LIFE INSURANCE COMPANY, PHOENIX, ARIZONA FUND ACCESS CHARGE RIDER This Rider is made a part of your Annuity. This Rider describes an additional Charge if you allocate Purchase Payments or Account Value to certain Sub-Accounts prior to the date annuity payments begin. On the Effective Date of the Rider, the below Sub-Accounts are subject to the Fund Access Charge at the rate shown. The Fund Access Charge is applied in addition to any other Charges described in your Annuity and will be included in the calculation of the net investment factor described in the Account Value section of your Annuity. The amount of any applicable Fund Access Charge corresponding to the portion of the 365 day year (366 for a leap year) that is in the current Valuation Period is added to item (c) in the calculation of the net investment factor in the Account Value section of your Annuity. We may change the list of Sub-Accounts to which the Fund Access Charge applies, by adding or deleting Sub- Accounts from the list below, or we may change the Fund Access Charge for the below Sub-Accounts. We will notify you in advance of any such changes. The Fund Access Charge will not exceed 0.70%. Effective Date: February 24, 2020 Sub-Account Fund Access Charge American Funds Insurance Series® Asset Allocation Fund - Class 1 0.35% American Funds Insurance Series® Blue Chip Income and Growth Fund - Class 1 0.35% American Funds Insurance Series® Bond Fund - Class 1 0.35% American Funds Insurance Series® Growth Fund - Class 1 0.35% American Funds Insurance Series® Growth-Income Fund - Class 1 0.35% American Funds Insurance Series® Ultra-Short Bond Fund - Class 1 0.35% American Funds Insurance Series® U.S. Government/AAA-Rated Securities Fund - Class 1 0.35% DFA VA Global Moderate Allocation Portfolio 0.35% VA Global Bond Portfolio 0.35% VA International Small Portfolio 0.35% VA International Value Portfolio 0.35% VA Short-Term Fixed Portfolio 0.35% VA U.S. Large Value Portfolio 0.35% VA U.S. Targeted Value Portfolio 0.35% Vanguard Variable Insurance Fund Balanced Portfolio 0.35% Vanguard Variable Insurance Fund Capital Growth Portfolio 0.35% Vanguard Variable Insurance Fund Conservative Allocation Portfolio 0.35% Vanguard Variable Insurance Fund Diversified Value Portfolio 0.35% Vanguard Variable Insurance Fund Equity Income Portfolio 0.35% Vanguard Variable Insurance Fund Equity Index Portfolio 0.35% Vanguard Variable Insurance Fund Global Bond Index Portfolio 0.35% Vanguard Variable Insurance Fund Growth Portfolio 0.35% Vanguard Variable Insurance Fund High Yield Bond Portfolio 0.35% Vanguard Variable Insurance Fund International Portfolio 0.35% Vanguard Variable Insurance Fund Mid-Cap Index Portfolio 0.35% Vanguard Variable Insurance Fund Moderate Allocation Portfolio 0.35% Vanguard Variable Insurance Fund Real Estate Index Portfolio 0.35% Vanguard Variable Insurance Fund Short-Term Investment-Grade Portfolio 0.35% Vanguard Variable Insurance Fund Total Bond Market Index Portfolio 0.35% Vanguard Variable Insurance Fund Total International Stock Market Index Portfolio 0.35% Vanguard Variable Insurance Fund Total Stock Market Index Portfolio 0.35% PRUCO LIFE INSURANCE COMPANY Secretary P-RID-FAC(9/19)